EXHIBIT 99.1

STEC Announces Third Quarter 2010 Results

SANTA ANA, Calif., Nov. 2, 2010 (GLOBE NEWSWIRE) -- STEC, Inc. (Nasdaq:STEC) announced today the Company's financial results for the third quarter ended September 30, 2010.

Revenue for the third quarter of 2010 was $86.1 million, a decrease of 12.4% from $98.3 million for the third quarter of 2009 and an increase of 40.5% from $61.3 million for the second quarter of 2010.

GAAP gross profit margin was 46.4% for the third quarter of 2010, compared to 49.7% for the third quarter of 2009 and 42.6% for the second quarter of 2010. GAAP diluted earnings per share from continuing operations was $0.26 for the third quarter of 2010, compared to $0.47 for the third quarter of 2009 and $0.06 for the second quarter of 2010.

Non-GAAP gross profit margin was 46.5% for the third quarter of 2010, compared to 49.8% for the third quarter of 2009 and 42.7% for the second quarter of 2010. Non-GAAP diluted earnings per share from continuing operations was $0.31 for the third quarter of 2010, compared to $0.50 for the third quarter of 2009 and $0.09 for the second quarter of 2010. A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Business Outlook

"We delivered a solid quarter shipping SSDs to multiple Enterprise-Storage customers which helped drive top-line revenue growth," said Manouch Moshayedi, STEC's Chairman and Chief Executive Officer. "A key factor contributing to our positive third quarter 2010 results has been the increasing number of our OEM customers – the storage system makers – that have introduced versions of Automated Data Tiering Software and as a result have incorporated SSDs into their storage system products. This data-tiering software optimizes the use of various tiers of media within a storage system. We see this trend of tiering software introductions as a key step in the process towards increasing the attach-rate of SSDs in high-end storage systems.

"Our overall product roadmap remains very strong. We successfully launched our ZeusRAM product last month to target ultra-low latency applications. In addition, we introduced CellCare and S.A.F.E. technologies that enable the wider use of less expensive MLC-Flash memory in our markets, which were previously addressed by our SLC-based products.  Our pipeline of new product introductions includes a variety of SLC- and MLC-based Zeus drives and our recently-introduced MACH16 SSDs.

"As evidence of our progress, we have made significant strides towards qualifying our ZeusIOPS SSDs with a SAS interface at two of our large OEM customers. In line with the storage industry's trend towards SAS interface technology, we are seeing an increase in orders of SAS interface SSDs. As a result, we now believe that sales of our SAS based ZeusIOPS SSDs could approach 40% of STEC's total ZeusIOPS revenue for the fourth quarter of 2010."

Guidance

STEC's current expectation for the fourth quarter of 2010 is as follows:

  Revenue to range from $88 million to $90 million.
  Diluted non-GAAP earnings per share to range from $0.31 to $0.33.

STEC's projected non-GAAP earnings per share results exclude employee stock compensation expense and other items that the Company does not consider indicative of its underlying business performance.

Conference Call

STEC will hold an open conference call to discuss results for the third quarter 2010. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 645-6380 (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the red "Investors" tab at the top of the home page at www.stec-inc.com. Then click on the "Audio Presentations" button.

Replay

The webcast will also be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. is a leading global provider of solid-state drive technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of solid-state drive knowledge and experience to deliver the industry's most comprehensive line of solid-state drives to the storage industry.

For information about STEC and to subscribe to the Company's "Email Alerts" service, please visit STEC's web site at www.stec-inc.com, click on the red "Investors" tab at the top of the home page and then click "Email Alerts."

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), STEC uses non-GAAP financial measures (non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude employee stock compensation, special charges for restructuring and Malaysia government incentive grant income. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of STEC's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of issuing employee stock compensation, which could impact the valuation and related expense, delays in transitioning operations to our Malaysia facility, which could impact restructuring costs and the timing of receiving incentive grant income from the Malaysian government. These items could be materially significant in the Company's GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter's non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning continued product research and development; the life cycle of SSDs; growing acceptance, adoption and qualification of SSDs within the Enterprise-Storage market; anticipated increased activity from STEC's customers; the benefits from data-tiering software; the capabilities and performance of STEC's products; anticipated increase in sales of STEC's SAS-based ZeusIOPS SSDs in the fourth quarter 2010; and expected fourth quarter 2010 revenue and earnings per share. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward-looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The information contained in this press release is a statement of STEC's present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC's assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2010	December 31, 2009
ASSETS:
Current Assets:
Cash and cash equivalents	$ 160,557	$ 135,658
Short-term investments	--	10,000
Accounts receivable, net of allowances of $3,527 at September 30, 2010 and $3,557 at December 31, 2009	39,329	78,373
Inventory	87,931	42,739
Other current assets	4,678	2,840
Total current assets	292,495	269,610

Leasehold interest in land	2,607	2,543
Property, plant and equipment, net	35,044	39,911
Intangible assets	145	292
Goodwill	1,682	1,682
Other long-term assets	5,000	5,076
Deferred income taxes	10,306	6,448
Total assets	$ 347,279	$ 325,562

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$ 32,130	$ 29,911
Accrued and other liabilities	11,809	14,070
Total current liabilities	43,939	43,981

Long-term income taxes payable	2,552	2,986
Total liabilities	46,491	46,967

Commitments and contingencies	--	--
Shareholders' Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	--	--
Common stock, $0.001 par value, 100,000,000 shares authorized, 50,889,990 shares issued and outstanding as of September 30, 2010 and 50,284,438 shares issued and outstanding as of December 31, 2009	51	50
Additional paid-in capital	165,228	154,087
Retained earnings	135,509	124,458
Total shareholders' equity	300,788	278,595
Total liabilities and shareholders' equity	$ 347,279	$ 325,562

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net revenues	$ 86,074	$ 98,293	$ 186,231	$ 248,179
Cost of revenues	46,151	49,478	107,000	133,158
Gross profit	39,923	48,815	79,231	115,021

Sales and marketing	5,090	5,162	13,693	14,965
General and administrative	7,068	6,306	21,106	20,386
Research and development	12,074	6,569	32,094	17,512
Special charges	625	360	577	3,533
Total operating expenses	24,857	18,397	67,470	56,396
Operating income	15,066	30,418	11,761	58,625
Other income	248	14	637	616
Income from continuing operations before income taxes	15,314	30,432	12,398	59,241
Provision for income taxes	(1,695)	(5,954)	(1,195)	(12,206)
Income from continuing operations	13,619	24,478	11,203	47,035
Discontinued operations:
Loss from operations of Consumer Division	(3)	--	(261)	(356)
Benefit for income taxes	1	--	109	141
Loss from discontinued operations	(2)	--	(152)	(215)
Net income	$ 13,617	$ 24,478	$ 11,051	$ 46,820

Net income (loss) per share:
Basic:
Continuing operations	$ 0.27	$ 0.49	$ 0.22	$ 0.96
Discontinued operations	--	--	--	(0.01)
Total	$ 0.27	$ 0.49	$ 0.22	$ 0.95
Diluted:
Continuing operations	$ 0.26	$ 0.47	$ 0.22	$ 0.93
Discontinued operations	--	--	--	(0.01)
Total	$ 0.26	$ 0.47	$ 0.22	$ 0.92

Shares used in per share computation:
Basic	50,843	49,851	50,612	49,056
Diluted	51,880	52,239	51,221	50,672

STEC, INC.
Non-GAAP Reconciliations

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin percentage, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) employee stock compensation expense, (b) special charges related to restructuring costs and (c) Malaysia government incentive grant income. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and are more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Details of the items excluded from GAAP financial results in calculating non-GAAP financial measures are as follows:

a) Employee stock compensation costs incurred in connection with Accounting Standards Codification 718, "Compensation – Stock Compensation," have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

b) Special charges relate to a restructuring plan that the Company implemented during the first quarter of 2009. The Company completed the first phase of the restructuring plan at the end of the first quarter of 2010 and started the second phase of the restructuring plan in the second quarter of 2010. These charges include expenses related to a reduction in our workforce and asset impairment charges. The special charges primarily impacted U.S.-based operations and employees as part of the overall transition of certain operations to the Company's facility in Penang, Malaysia. Management believes that costs incurred in connection with the restructuring plan, which were primarily related to workforce reduction severance costs and consolidation of facilities expenses are non-recurring in nature and should be excluded when evaluating core operations.

c) Malaysia government grant incentive income relates to proceeds received from the Ministry of International Trade and Industry ("MITI") in Malaysia. The grants are provided by MITI as incentive for the Company incurring research and development expenses and employee training costs for its operations in Malaysia. Since the grants represent reimbursement of expenses which were previously included by the Company as a non-GAAP item under Malaysia start-up costs, the Company has reversed the related grant reimbursement income from its second quarter of 2010 non-GAAP results.

STEC, INC.
Schedule Reconciling GAAP Income From Continuing Operations to Non-GAAP Income From Continuing Operations
($ in thousands, except per share amounts)
(unaudited)

	For the Quarters Ended
	September 30,	September 30,	June 30,
	2010	2009	2010
GAAP income from continuing operations	$ 13,619	$ 24,478	$ 2,937

The non-GAAP amounts have been adjusted to exclude the following items:

Excluded from cost of sales:
Employee stock compensation (a)	59	110	101
	59	110	101
Excluded from operating expenses:
Employee stock compensation (a)	2,440	1,410	2,078
Special charges - restructuring costs (b)	625	360	18
	3,065	1,770	2,096
Excluded from other income:
Malaysia government incentive grant income (c)	--	--	(328)

Total non-GAAP adjustments before income tax	3,124	1,880	1,869
Income tax effect on non-GAAP adjustments	(425)	(384)	(384)

Net effect of adjustments to GAAP net income	2,699	1,496	1,485
Non-GAAP income from continuing operations	$ 16,318	$ 25,974	$ 4,422

GAAP diluted earnings per share from continuing operations	$ 0.26	$ 0.47	$ 0.06
Impact of non-GAAP adjustments on diluted earnings per share	0.05	0.03	0.03
Non-GAAP diluted earnings per share from continuing operations	$ 0.31	$ 0.50	$ 0.09

(a) - (c) See corresponding footnotes above.

STEC, INC.
Selected Non-GAAP Financial Information
($ in thousands)
(unaudited)

	For the Quarters Ended
	September 30,	September 30,	June 30,
	2010	2009	2010

GAAP gross profit	$ 39,923	$ 48,815	$ 26,122
Employee stock compensation (a)	59	110	101
Non-GAAP gross profit	$ 39,982	$ 48,925	$ 26,223

GAAP gross profit %	46.4%	49.7%	42.6%
Effect of reconciling item on gross profit %	0.1%	0.1%	0.1%
Non-GAAP gross profit %	46.5%	49.8%	42.7%

GAAP operating expenses	$ 24,857	$ 18,397	$ 22,290
Employee stock compensation (a)	(2,440)	(1,410)	(2,078)
Special charges - restructuring costs (b)	(625)	(360)	(18)
Non-GAAP operating expenses	$ 21,792	$ 16,627	$ 20,194

GAAP operating income	$ 15,066	$ 30,418	$ 3,832
Employee stock compensation (a)	2,499	1,520	2,179
Special charges - restructuring costs (b)	625	360	18
Non-GAAP operating income	$ 18,190	$ 32,298	$ 6,029

GAAP operating margin %	17.5%	30.9%	6.2%
Effect of reconciling items on operating margin %	3.6%	1.9%	3.6%
Non-GAAP operating margin %	21.1%	32.8%	9.8%

(a) - (b) Refer to the corresponding footnotes above.
CONTACT:  STEC, Inc.
          Mitch Gellman, Vice President of Investor Relations
          (949) 260-8328
          ir@stec-inc.com